      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1996
                                                      REGISTRATION NO. 333-00210
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                            MRV COMMUNICATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                             3674                     06-1340090
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NO.)

                             8917 FULLBRIGHT AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                       (818) 773-9044/(818) 773-0906 (FAX)
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICE)
                                   NOAM LOTAN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            MRV COMMUNICATIONS, INC.
                             8917 FULLBRIGHT AVENUE
                          CHATSWORTH, CALIFORNIA 91311
                       (818) 773-9044/(818) 773-0906 (FAX)
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:

         LEIB ORLANSKI, ESQ.                          KEN KOCH, ESQ.                      ASHER S. LEVITSKY, ESQ.
     FRESHMAN, MARANTZ, ORLANSKI       SQUADRON, ELLENOFF, PLESENT & SHEINFELD, LLP     ESANU KATSKY KORINS & SIGER
           COOPER & KLEIN                             551 5TH AVENUE                         605 THIRD AVENUE
   9100 WILSHIRE BOULEVARD, 8-EAST                  NEW YORK, NY 10176                   NEW YORK, NEW YORK 10153
BEVERLY HILLS, CALIFORNIA 90212-3480             TELEPHONE: (212) 661-6500               TELEPHONE: (212) 953-6000
      TELEPHONE: (310) 273-1870                     FAX: (212) 697-6686                     FAX: (212) 953-6899
         FAX: (310) 274-8293

                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

         If any of the securities on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check
the following box.   [ X ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                      PROPOSED           PROPOSED
                                                                      MAXIMUM             MAXIMUM
          TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE        AGGREGATE              AMOUNT OF
       SECURITIES TO BE REGISTERED              REGISTERED          PER SHARE(1)      OFFERING PRICE(1)     REGISTRATION FEE(2)
- ---------------------------------------------------------------------------------------------------------------------------------
Common Stock,  $0.0067 par value.........       1,666,391             $50.75          $84,569,343.25             $4,172.52
- ---------------------------------------------------------------------------------------------------------------------------------
   Total.................................................................................................        $4,172.52
=================================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).
(2) Includes only the additional 238,430 shares underlying the Selling Stockholder Warrants to be registered hereunder and does not include the increase in the number of shares resulting from a 3:2 stock split paid April 2, 1996.

                               -------------------
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATES OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                            MRV COMMUNICATIONS, INC.

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM S-1

                FORM S-1 REGISTRATION                                       LOCATION IN PROSPECTUS
                ---------------------                                       ----------------------
1.       Forepart of the Registration
         Statement and Outside Front Cover
         Page of Prospectus..........................   Outside Front Cover Page

2.       Inside Front and Outside Back Cover
         Pages of Prospectus.........................   Inside Front and Outside Back Cover Pages of the Prospectus.

3.       Summary Information, Risk Factors
         and Ratio of Earnings to Fixed
         Charges.....................................

4.       Use of Proceeds.............................   The Company; The Offering; Use of Proceeds

5.        Determination of Offering Price............   Outside Front Cover Page; Plan of Distribution

6.       Dilution....................................   Not Applicable

7.       Selling Security Holders....................   Principal and Selling Stockholders and Selling Warrant
                                                        Holders

8.       Plan of Distribution........................   Outside Front Cover Page; Plan of Distribution

9.       Description of Securities to be
         Registered..................................   Dividend Policy; Price Range of Common Stock; Description
                                                        of Securities and Warrants

10.      Interests with Respect to the
         Registrant..................................   Outside Front Cover Page; The Company; Risk Factors;
                                                        Dividend Policy; Price Range of Common Stock;
                                                        Capitalization; Selected Financial Data; Management's
                                                        Discussion of Analysis of Financial Condition and Results of
                                                        Operations; Business; Management; Certain Transactions;
                                                        Principal and Selling Stockholders and Selling Warrant
                                                        Holders; Description of Securities and Warrants; Shares
                                                        Eligible for Future Sale; Experts; Financial Statements
11.      Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities.................................   Not Applicable

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

1**     Form of Underwriting Agreement.

2a* Agreement and Plan of Merger by and between MRV Technologies, Inc. (a California corporation) and MRV Technologies, Inc. (a Delaware corporation), as amended.

2b* Certificates of Merger by and between MRV Technologies, Inc. (a California corporation) and MRV Technologies, Inc. (a Delaware corporation).

3a*     Certificate of Incorporation, as amended.

3b*     Bylaws.

4b*     Specimen Common Stock Certificate.

4c*     Specimen Common Stock Purchase Warrant.

4d*     Form of Warrant Agreement.

4f**    Form of Underwriter's Warrant issued to Hampshire Securities.
4g      Warrants of Selling Warrant Holders as follows:

    4g(1)*****  Galcom Warrants for 60,000 and 15,000 shares, dated May 1, 1995.

    4g(2)*****  Henry Tellner Warrant for 8,000 shares, dated July 16, 1995.

4g(3)*****   Phillipe Scwarc Warrant for 5,667 shares, dated August 3, 1995.

4g(4)*****   Danny Yellin Warrant for 5,666 shares, dated August 8, 1995.

4g(5)*****   Yakov Sfadya Warrant for 5,667 shares, dated August 6, 1995.

4g(6)*****   Lippa Meir/Alon Cohen Trustees, Warrant for 100,000 shares, dated
             June 29, 1995.

4g(7)*****   Benny Glazer Warrant for 10,000 shares, dated July 24, 1995.

4g(8)*****   Nathan Shilo Trustee, Warrants for 330,000 shares, dated July 13 and 19, 1995.

4g(9)*****   GME Design Warrant for 12,000 shares, dated October 19, 1995.

4g(10)*****  Jacques Cory Warrants for 15,000 shares, dated November 17, 1995.

4g(11)+      Oscar Gruss & Sons

4g(12)+      Northview Trading Ltd.

4g(13)+      Heidron Engler

4g(14)+      Robert Coane

4g(15)+      Jeanette Coane Cust for Robert Coane Jr.

4g(16)+      Jeannete Coane Cust for Mary Coane

4g(17)+      Jeanette Coane Cust for Kevin Coane

4g(18)+      Daryl Hagler

4g(19)+      Timothy Essaye

4g(20)+      Oscar Gruss & Sons

4g(21)+      Dave Koch

4g(22)+      Bill Musser

4g(23)+      Isabelle Orlansky

4g(24)+      Isabelle Orlansky

4g(25)+      Northview Trading Ltd.

4g(26)+      Dara Kiely

4g(27)+      James Powers

4g(28)+         Steven Rosner

4g(29)+         Terence Lambert

4g(30)+         Mark Riez

4g(31)+         James C. Powers

4g(32)++        Jay Tucker

4g(33)++        Barker Lee & Co.

4g(34)++        J.M.R. Barker Foundation

4g(35)++        Quaker Hill Associates

4g(36)++        Upland Associates, L.P.

4g(37)++        Namakagon Associates, L.P.

4g(38)++        David Koch

4g(39)++        Jean Michel Nahon

4g(40)++        Lucien Selle

4g(41)++        Perlman Associates

4g(42)++        JJ Newport

4g(43)++        James C. Powers

4g(44)++        Jay Tucker

4g(45)++        Daniel Perlman

4g(46)++        Bank of the West Trustee

4g(47)++        Tom Callahan

4g(48)++        CUS Trust

4g(49)++        Alvarado Partners

4g(50)++        Perlman & Associates

4g(51)++        The Excelsior Fund

4g(52)++        Jim Powers

4g(53)++        J. Steven Emerson

      4g(54)++    Banque de Gestion G De Rothschild Luxembourg

      4g(55)++    Joel Packer

      4g(56)++    Banque Privee Edmond de Rothschild S.A./Geneva

      4g(57)++    Sergio Ciambellini

      4g(58)++    Elio Bianchi

      4g(59)++ Everest Capital International Ltd. (To be filed by later amendment)

      4g(60)++    Everest Capital (To be filed by later amendment)

              +   Issued with pre split quantity
              ++  Issued with post split quantity

5 Opinion of Freshman, Marantz, Orlanski, Cooper & Klein, to be filed by Amendment.

10a* Lease for premises at 8917 Fullbright Avenue, Chatsworth, CA dated August 5, 1991.

10a(1)* Lease for premises at 8943 Fullbright Avenue, Chatsworth, CA dated March 3, 1993.

10b(1)* Key Employee Agreement between the Company and Noam Lotan dated March 23, 1993.

10b(1)1* Letter amending Key Employee Agreement between the Company and Noam Lotan.

10b(1)2**  Letter amending Key Employee Agreement between the Company and Noam
           Lotan.

10b(2)* Key Employee Agreement between the Company and Zeev Rav-Noy dated March 23, 1992.

10b(2)1* Letter amending Key Employee Agreement between the Company and Zeev Rav-Noy.

10b(2)2**  Letter amending Key Employee Agreement between the Company and Zeev
           Rav-Noy.

10b(3)*    Key Employee Agreement between the Company and Shlomo Margalit.

10b(3)1* Letter amending Key Employee Agreement between the Company and Shlomo Margalit.

10b(3)2**  Form of Letter amending Key Employee Agreement between the Company and Shlomo Margalit.

10b(4)* Employment Letter between the Company and Khalid (Ken) Ahmad dated August 8, 1990.

10c(1)*    Overview of Bridge Financing for the Company dated March 1992.

10c(2)* Form of Warrant issued in connection with Bridge Financing and to certain consultants.

10c(3)*    Form of Promissory Note issued in connection with Bridge Financing.

10c(5)*         Schedule of Bridge Investors.

10d(1)*         Agreement between the Company and Managerial Resources, Inc.
                dated January 15, 1992.

10d(2)* Agreement between the Company and the Department of the Navy dated November 21, 1991.

10d(4)* Agreement by and among the Company, Tritek International Company, China National Electronics Import & Export Corporation and Jiangxi Nancheng Tiangnan Radio Material Factory dated as of November 28, 1988.

10d(5)* Promissory Note in principal amount of $50,000 issued by the Company to An-Pin Chen dated December 18, 1989, as amended.

10d(6)* Promissory Note in principal amount of $50,000 issued by the Company to Pacific Tritek, Inc. Defined Benefit Plan dated December 18, 1989, as amended.

10e* Promissory Note in principal amount of $204,140 by the Company to Julian Cole and Stein dated February 28, 1992.

10f* Form of Stock Escrow Agreement between the American Stock Transfer & Trust Company and Certain Stockholders.

10g*            1992 Stock Option Plan.

10h*            Form of Financial Consulting Agreement between the Company and
                Thomas James.

10i*            Form of Mergers/Acquisition Agreement between the Company and
                Thomas James.

10j*            Restricted Stock Agreement between the Company and Khalid (Ken)
                Ahmad.

10k* Development and Manufacturing Agreement between the Company and Laser Precision Corporation dated December 13, 1990.

10l* License Agreement between the Company and Laser Precision Corporation dated December 13, 1990.

10m*            Form of Distributor Agreement and List of Current Distributors.

10n* Form of Sales Representative Agreement and List of Current Sales Representatives.

10o*            Form of Warrant issued to Managerial Resources, Inc.

10p***          Agreement for Sale and Purchase of Assets of ACE dated June 29,
                1995.

10q****         Agreement for Purchase of Galcom Assets dated March 21, 1995.

10r*****        Agreement regarding Incentive Plan for 330,000 Warrants re ACE.

10s*****        Letter of Agreement regarding Founders Agreement, Galcom.

        11*****   Statement regarding computation of per share earnings.

        21*****   List of subsidiaries (page II-11).

        24a*****  Consent of Arthur Andersen LLP (page II-12).

        24b***** Consent of Freshman, Marantz, Orlanski, Cooper & Klein (contained in Exhibit 5).

        24c       Consent of Almagor & Co. (page II-13).

        24d       Consent of Sterling, Nappen, Chavkin & Co., LLC (page II-14)

        24e       Consent of Ratzkovsky Fried & Co. (page II-15).

        24f       Consent of Groupe France Audit s.a. (page II-16).

        25*****   Power of Attorney.

- -----------

* Incorporated by reference from, and all such Exhibits have the same corresponding Exhibit number filed as part of, Registrant's Registration Statement on Form S-1 (File No. 33-48003) and the Amendments thereto as filed with the Commission on May 27, July 14, August 14, November 9, and December 2, 1992.

** Incorporated of reference from, and all such Exhibits have the same corresponding Exhibit Numbers filed as part of, Registrant's Registration Statement on Form S-1 (33-86516), effective January 11, 1995.

*** Incorporated by reference to Registrant's Report on Form 8k (0-23452) dated June 29, 1995, with respect to the ACE Acquisition, Exhibit
        No. 2.1 & 2.1a.

**** Incorporated by reference to Registrant's Report on Form 8k (0-23452), dated May 1, 1995 with respect to the Galcom Acquisition, Exhibit
        No. 2.1 and 2.1a.

*****   Previously filed.

        (b) FINANCIAL STATEMENT SCHEDULES

        All schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the Registrant or related notes thereto.

                    [BDO ALMAGOR & CO. CPA (ISR) LETTERHEAD]


                                  June 17, 1996


To:  MRV Communications Inc.
     8943, Fulbright Avenue,
     Chatsworth, CA 91311
     U.S.A.


Dear Sirs,


                  Re:  Galcom Networking Ltd. ("the Company")
                       --------------------------------------


As independent auditors of the Company, we hereby consent to the inclusion of our report dated June 7, 1995 accompanying the consolidated financial statements of the Company as at December 31, 1994 and 1993 and for the three years in the period ended December 31, 1994, and all references to our name as auditors of Galcom Networking Ltd. in your company's prospectus to be published in June 1996.


Yours faithfully,


/s/ BDO Almagor & Co.

BDO Almagor & Co.
Certified Public Accountants

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-1 (No.:333-00210) of MRV Communications, Inc. of our report dated January 26, 1995 relating to the financial statements of Galcom, Inc. as of December 31, 1994 and 1993, and the related statements of operations and deficit and cash flows for the years then ended.


/s/ Sterling, Nappen, Chavkin & Co., LLC

STERLING, NAPPEN, CHAVKIN & CO., LLC
Livingston, New Jersey
June 17, 1996

                   [RATZKOVSKY FRIED LETTERHEAD]






                        CONSENT OF INDEPENDENT AUDITORS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 and each prospectus constituting part of this Registration Statement of our report dated November 22, 1995 on the consolidated financial statements of Ace 400 Communications Ltd. included in the audited Pro Forma Balance Sheet and Statement of Income of MRV Communications Inc. as of December 31, 1994 and for the fiscal year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts" in each prospectus included in the Registration Statement.




                                              /s/ RATZKOVSKY FRIED & CO.
                                            ----------------------------------
Haifa,                                             Ratzkovsky Fried & Co.
June 17, 1996                                Certified Public Accountants (Isr.)

                    [HLB GROUPE FRANCE AUDIT S.A. LETTERHEAD]

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 and each prospectus constituting part of this Registration Statement of our report dated November 22, 1995 on the financial statements of North Hills Europe which have been consolidated in the financial statements of Ace 400 Communications Ltd. included in the unaudited Pro Forma Balance Sheet and Statement of Income of MRV Communications Inc. as of December 31, 1994 and for the fiscal year ended December 31, 1994. We also consent to the reference to our firm under the caption "Experts" in each prospectus included in the Registration Statement.


                                        Paris, June 19th, 1996



                                        POUR SOFIDEEC, ASSOCIEE


                                        /s/ M.F. EL MGHAZLI
                                        -------------------------------------
                                        M.F. EL MGHAZLI
                                        President Directeur General
                                        Expert-Comptable,
                                        Commissaire aux Comptes, Associe